EXHIBIT 3.2

GLOBAL NET LEASE, INC.

ARTICLES OF AMENDMENT

Global Net Lease, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Company (the “Charter”) is hereby amended, immediately upon the Effective Time (as defined below), to decrease the par value of the shares of common stock of the Company issued and outstanding immediately prior to the filing of these Articles of Amendment from $0.03 per share to $0.01 per share.

SECOND: The amendment to the Charter as set forth above has been duly approved by at least a majority of the entire Board of Directors as required by the Maryland General Corporation Law. The amendment set forth herein is limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders of the Company.

THIRD: There has been no increase in the authorized shares of stock of the Company effected by the amendment to the Charter as set forth above.

FOURTH: These Articles of Amendment shall become effective at 5:01 p.m. Eastern time on February 28, 2017 (the “Effective Time”).

FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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SIGNATURES

IN WITNESS WHEREOF, Global Net Lease, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and President, and attested by its Chief Financial Officer, Treasurer and Secretary, on this 28th day of February, 2017.

ATTEST:

By:	/s/ Nicholas Radesca	By:	/s/ Scott J. Bowman
	Name: Nicholas Radesca		Name: Scott J. Bowman
	Title: Chief Financial Officer, Treasurer and Secretary		Title: Chief Executive Officer and President